UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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CHESS SUPERSITE CORPORATION

(Name of Registrant as Specified In Its Charter)

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CHESS SUPERSITE CORPORATION

1131A Leslie Street, Suite 101

Toronto, Ontario, Canada M3C 3L8

Telephone: (416) 444-4644

Notice of Proposed Action by Written Consent

of the Holders of the

Majority of the Voting Stock to be taken on or about March 6, 2017.

To the Stockholders of Chess Supersite Corporation

The enclosed Information Statement is to inform you that upon written consent by the holders of a majority of the voting stock of the Company, the Company intends to take certain action as more particularly described in this Information Statement. The action will be effected 20 days from the date this Information Statement is mailed to stockholders which mailing is expected to be on or about February 14, 2017.

Only stockholders of record at the close of business on February 1, 2017 will be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED IN THE INFORMATION STATEMENT

By Order of the Board of Directors

/s/ Rubin Schindermann

Chief Executive Officer

CHESS SUPERSITE CORPORATION

1131A Leslie Street, Suite 101

Toronto, Ontario, Canada M3C 3L8

Telephone: (416) 444-4644

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT

OF 1934, AS AMENDED

CONSENT ACTION BY STOCKHOLDERS WITHOUT A MEETING

This Information Statement is furnished to all holders of the Common Stock and Preferred Stock of the Company in connection with proposed action by the holders of the majority of the voting stock of the Company to approve an amendment to the Articles of Incorporation to increase authorized common stock to 2,000,000,000 shares (“Amendment”). The Company’s board of directors unanimously approved the Amendment.

The action is proposed to occur on or about March 6, 2017. This Information Statement is first being mailed to stockholders on or about February 14, 2017.

Only stockholders of record at the close of business on February 1, 2017 (“Record Date”) are entitled to notice of the action to be taken. There will be no vote on the Amendment by the stockholders of the Company because the proposed action will be accomplished by the written consent of the holders of the majority voting power of the Company as allowed by Delaware General Corporation Act. No other votes are required or necessary.

The cost of furnishing this Information Statement will be borne by the Company.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

DISSENTER’S RIGHTS OF APPRAISAL

The Delaware General Corporation Act does not provide for dissenter’s rights of appraisal in connection with the corporate action to be taken.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the Record Date, the Company had outstanding 37,909,297 shares of Common Stock, par value $0.0001 per share and no shares of Preferred Stock, par value $0.0001 per share. Rubin Schindermann and Alexander Starr, who hold the majority voting power on the Record Date, have signed consent to the taking of the corporate action described. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

CORPORATE ACTION TO BE TAKEN

ADOPTION OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION

The Board of Directors is recommending that the Company’s current Articles of Incorporation be amended to increase the authorized common stock to 2,000,000,000 shares.

The increase in the authorized Common Stock will provide the Company with needed stock to enable it to undertake financing transactions in which the Company may employ the common stock, including transactions to raise working capital through the sale of common stock. Since the Board of Directors believes that the currently authorized number of shares may be not be sufficient to meet anticipated needs in the immediate future, the Board considers it desirable that the Company has the flexibility to issue an additional amount of Common Stock without further stockholder action, unless otherwise required by law or other regulations. The availability of these additional shares will enhance the Company’s flexibility in connection with any possible acquisition or merger, stock splits or dividends, financings and other corporate purposes and will allow such shares to be issued without the expense and delay of a special stockholders’ meeting, unless such action is required by applicable law or rules of any stock exchange on which the Company’s securities may then be listed.

In certain circumstances, a proposal to increase the authorized capital stock may have an anti-takeover effect. The authorization, without prior shareholder approval of additional unreserved classes of Common Stock with either specified voting rights or rights providing for the approval of extraordinary corporate action may be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise gain control of the Company opposed by management by diluting the stock ownership of any persons seeking to obtain control of the Company. Management of the Company might use the additional authorized capital stock to resist or frustrate a third-party transaction which might provide an above-market premium that is favored by a majority of the independent shareholders. Management of the Company has no present plans to adopt any proposals or to enter into other arrangements that may have material anti-takeover consequences. There are no anti-takeover provisions in the Company’s Articles of Incorporation, Bylaws or other governing documents at this time.

A copy of the proposed amendment is included in this Information Statement.

DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

The Company’s authorized capital consists currently of 500,000,000 shares of Common Stock, par value $0.0001 per share and 20,000,000 shares of Preferred Stock, par value $0.0001. As of the Record Date, there were 37,909,297 shares of Common Stock outstanding and 1,000,000 shares of Series A Preferred Stock issued and outstanding. The holders of Common Stock and the Preferred Stock are entitled to vote together as a single class on all matters to come before a vote of the stockholders of the Company.

VOTE REQUIRED FOR APPROVAL

Section 242 of the Delaware General Business Corporation Act provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Delaware Corporation. This includes the amendment discussed in this Information Statement. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Delaware corporation are set forth in Section 242 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to stockholders for their consideration at an annual or special meeting and must be approved by shareholders holding at least the majority voting power of the Company.

Section 228 of the Delaware General Business Corporation Act provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders holding at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

The persons holding at least the majority voting power of the Company have adopted, ratified and approved the amendment to the articles of incorporation increasing the authorized capital stock as described in this Information Statement. No further votes are required or necessary to effect the proposed amendment or the other corporate actions to be taken.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company’s Articles of Incorporation consist of 37,909,297 shares of the Company’s Common Stock and 1,000,000 shares of Series A Preferred Stock issued and outstanding as of the Record Date.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company’s Common Stock as of February 1, 2017, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. To the knowledge of the Company, each shareholder listed below possesses sole voting and investment power with respect to the shares indicated.

Title of Class	Name and Address of Beneficial Owner	Amount of Ownership	Percent of Class
Common Stock	Rubin Schindermann	13,500,000	40.8%
	1131A Leslie Street, Suite 101
	Toronto, Ontario
	Canada M3C 3L8

Common Stock	Alexander (“Sasha”) Starr	13,500,000	40.8%
	1131A Leslie Street, Suite 101
	Toronto, Ontario
	Canada M3C 3L8

Common Stock	Chess Supersite Inc.(a)	2,000,000	5.27%
	1409-7440 Bathurst Street
	Thornhill, Ontario
	Canada L4J 7K8

Common Stock	All executive officers and
	directors as a group (2 persons)	27,000,000	81.6%

(a)	Nava Starr is the sole officer and director of Chess Supersite Inc. (Canada). Nava Starr is the wife of Alexander (Sasha) Starr. Mr. Starr disclaims any beneficial ownership of these shares.

INTEREST OF CERTAIN PERSONS IN

OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, associates of the foregoing persons has any substantial interest, direct or indirect, in proposed amendment to the Company’s Articles of Incorporation which differs from that of other stockholders of the Company. No director of the Company opposes the proposed amendment of the Company’s Articles of Incorporation.

ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports for the previous twelve months which have been filed with the Securities and Exchange Commission may be accessed through the Securities and Exchange Commission EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company’s President, Alexander Starr, at 1131A Leslie Street, Suite 101, Toronto, Ontario, Canada M3C 3L8, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 will be provided without charge and as well as the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016.

Index of Exhibits

Exhibit 3(i)           Certificate of Amendment to Certificate of Incorporation.

EXHIBIT 3(i)

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION OF CHESS SUPERSITE CORPORATION

The undersigned, being the Chief Executive Officer of Chess Supersite Corporation, a Delaware corporation (“Corporation”), does hereby certify on behalf of the Corporation as follows:

1.            The following resolution to amend the Certificate of Incorporation of the Corporation was declared advisable and was duly adopted by written consent of the directors of the Corporation pursuant to the Certificate of Incorporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article Four to (i) increase the authorized shares of Common Stock to 500,000,00; and (ii) establish a class of Preferred Stock to be designated as Series A Preferred Stock as follows:

ARTICLE FOUR

The total number of shares of stock which the Corporation shall have authority to issue is 2,020,000,000 shares consisting of 2,000,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.0001 per share.

Designation of Series A Preferred Stock            1,000,000 shares of Preferred Stock having a par value of $0.0001 per share shall be designated as Series A Preferred Stock (“Series A Stock”). Dividends shall be declared and set aside for any shares of Series A Stock in the same manner and amount as for the Common Stock. Series A Stock, as a class, shall have voting rights equal to a multiple of 2X the number of shares of Common Stock issued and outstanding that are entitled to vote on any matter requiring shareholder approval (“Voting Multiple”). Each share of Series A Stock shall be entitled to such number of votes based on the Voting Multiple and as held at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is marked or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. The Series A Stock shall not vote as a separate class, but shall vote together with the Common Stock on all matters, including any amendment to increase or decrease the authorized capital stock. Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets of the Corporation available for distribution to its shareholders shall be distributed to the holders of Common Stock and the holders of the Series A Stock ratably without any preference to the holders of the Series A Stock.

Subject to and in compliance with the provisions of this Certificate of Amendment, shares of Series A Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock at the rate of One Hundred (100) shares of Common Stock for each One (1) share of Series A Stock (“Conversion Rate”).

Mechanics of Conversion.            Each holder of Series A Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series A Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. Notwithstanding anything to the contrary in the foregoing, no conversion shall occur until after the 60th day following the date that the first share of Series A Stock is issued ("Original Issue Date").

Adjustment for Stock Splits and Combinations.            If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Conversion Rate in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Conversion Rate in effect immediately before the combination shall be proportionately increased. Any adjustment hereunder shall become effective at the close of business on the date the subdivision or combination becomes effective.

Adjustment for Common Stock Dividends and Distributions.            If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Rate that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Rate then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Rate shall be adjusted pursuant to reflect the actual payment of such dividend or distribution.

Adjustment for Reclassification, Exchange and Substitution.            If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere herein, in any such event each holder of Series A Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

Reorganizations, Mergers, Consolidations or Sales of Assets.            If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere herein, as a part of such capital reorganization, provision shall be made so that the holders of the Series A Stock shall thereafter be entitled to receive upon conversion of the Series A Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of Certificate of Amendment with respect to the rights of the holders of Series A Stock after the capital reorganization to the end that the provisions of this Certificate of Amendment (including adjustment of the Conversion Rate then in effect and the number of shares issuable upon conversion of the Series A Stock) shall be applicable after that event and be as nearly equivalent as practicable.

Automatic Conversion.            (i)            Each share of Series A Stock shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Rate, (a) at any time upon the affirmative vote of all of the holders of the outstanding shares of the Series A Stock, or (b) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least $10,000,000. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of this Certificate of Amendment. (ii) Upon the occurrence of the event specified in paragraph (i) above, the outstanding shares of Series A Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Stock, the holders of Series A Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Stock surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of this Certificate of Amendment.

RESOLVED, that the officers of the Corporation are hereby authorized and directed to file a Certificate of Amendment to the Certificate of Incorporation of the Corporation with the Secretary of State of Delaware pursuant to Section 242 of the General Corporation Law of the State of Delaware and to take such action necessary on behalf of the Corporation to carry out the intent of the foregoing resolution.

2.            The foregoing resolution was adopted by written consent of the directors of the Corporation in lieu of the meeting of directors in accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware.

3.            The foregoing resolution was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and pursuant to the authority granted to the directors of the Corporation under the Corporation’s Certificate of Incorporation to provide for the issuance of shares of Preferred Stock and to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof.

IN WITNESS WHEREOF, this Certificate has been signed this ____ day of ________ 2017.

CHESS SUPERSITE CORPORATION

By:
Rubin Schindermann, Chief Executive Officer